EXECUTION VERSION

Exhibit 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT is made and entered into as of February 1, 2013 (the “Agreement”) by and between Prasco, LLC, an Ohio limited liability company (“Seller”), and IGI Laboratories, Inc., a Delaware corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Acquired Assets (hereinafter defined) upon the terms and conditions and for the Purchase Price waw(hereinafter defined) as set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, Buyer and Seller hereby agree as follows:

ARTICLE 1:

DEFINITIONS

As used in this Agreement the following defined terms shall have the meanings set forth below:

1.1 “Acquired Assets” shall mean all of the (i) Product, (ii) ANDA, (iii) Know-How, and (iv) Records.

1.2 “Affiliate” means any corporation or business entity of which a party owns directly or indirectly, fifty percent (50%) or more of the assets or outstanding stock, or any corporation which a party directly or indirectly controls, or any parent corporation that owns, directly or indirectly, fifty percent (50%) or more of the assets or outstanding stock of a party or directly or indirectly controls a party.

1.3 “ANDA” means the Abbreviated New Drug Application No. 76-574, filed with the United States Food and Drug Administration for Econazole Nitrate Cream 1%, which is owned by Seller.

1.4 “Applicable Laws” means all laws, treaties, statutes, ordinances, judgments, decrees, directives, rules, injunctions, writs, regulations, binding arbitration rulings, orders, judicial or administrative interpretations or authorization of, any Governmental Authority having jurisdiction over the Acquired Assets in the Territory, as may be in effect on the Closing Date.

1.5 “Closing” has the meaning set forth in Section 2.6.

1.6 “Closing Date” means February 1, 2013 or such other date as is determined in accordance with Section 2.6.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

1.7 “Closing Date Inventory Amount” is an amount calculated on Schedule 1.7, which is equal to (i) the per item amount for each stock-keeping unit (“SKU”) of Inventory (together with cartons and inserts) multiplied by (ii) the relevant amounts of each SKU of Inventory owned by Seller at the Closing Date, which are set forth on the Inventory List.

1.8 “Closing Payment” has the meaning set forth in Section 2.3(a)(i).

1.9 “Encumbrances” mean all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other encumbrances or restrictions of any kind.

1.10 “FDA” means the United States Food and Drug Administration.

1.11 “Governmental Authority” means any governmental department, commission, board, bureau, agency, court or other instrumentality of the United States including but not limited to federal, state, district or commonwealth thereof, any foreign government or any jurisdiction, municipality or other political subdivision thereof.

1.12 “Governmental Authorizations” means the regulatory approvals, licenses and registrations for the Product identified in Schedule 1.12, all supplements thereto and the official regulatory files in Seller’s or any of its Affiliates’ possession or control as of the Closing relating thereto.

1.13 “Inventory” means the finished goods inventory of the Product as of the Closing Date (excluding (x) items of Inventory with less than 12 months left prior to the expiration date thereof and (y) items of Inventory which cannot readily be sold in the ordinary course of business for any other reason, including due to defects in packaging, unsuitable storage conditions or insufficient documentation), which inventory is set forth in the inventory list attached as Schedule 1.13 to this Agreement (the “Inventory List”).

1.14 “Know-How” means all data, information, know-how (including without limitation, processes and methods), inventions, patents and patent applications, trade secrets, test data, manufacturing data and technical data relating to the manufacture, packaging, testing, storage, regulatory status, or use or sale of the Product in the Territory.

1.15 “Knowledge” means the actual knowledge of a director, manager, officer, or partner after due inquiry.

1.16 “Losses” means any and all damages, fines, liabilities, fees, penalties, deficiencies, losses and expenses (including, without limitation, interest, court costs, reasonable fees of attorneys, accountants and other experts and other expenses of litigation or other proceedings or of any claim, default or assessment).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

1.17 “Master Production Records” means those records relating to the production of the Product as identified in the ANDA.

1.18 “Manufacturing Agreement” means the Manufacturing Agreement dated as of April 22, 2007, as amended, by and between Seller and DPT Laboratories, Ltd. (“DPT”).

1.19 “Milestone Payment” has the meaning set forth in Section 2.3(a)(ii).

1.20 “Net Distributable Profits” for any period means Seller’s Net Sales of the Products (limited to the Inventory or the Products delivered pursuant to a Pending Purchase Order) during such period less [***].

1.21 “Net Sales” means the aggregate gross invoice price of Products (limited to the Inventory or the Products delivered pursuant to a Pending Purchase Order) sold by Seller and its Affiliates during the Transition Period to an independent third party in bona fide, arms-length transactions, after deducting (to the extent actually incurred or estimated and accrued and to the extent not already deducted in the amount invoiced) the following relating to sales made during the Transition Period: [***]. As provided in Section 5.3(d) and Schedule 5.3, Seller may estimate and subsequently adjust some or all of such items in the ordinary course of business consistent with its past practice. Product will be considered sold as of the date title passes to the customer (upon delivery).

1.22 “Pending Purchase Orders” means the purchase orders submitted by Seller to DPT and accepted by DPT for quantities of the Product, a complete list of which is included in Schedule 1.22.

1.23 “Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

1.24 “Product” means the Econazole Nitrate Cream 1% drug product currently manufactured for and sold by Seller. As used herein, Product shall refer interchangeably to Econazole Nitrate Cream 1% supplied in tubes of 15 grams (NDC 66993-879-15), 30 grams (NDC 66993-879-31), and 85 grams (NDC 66993-879-85).

1.25 “Purchase Price” has the meaning set forth in Section 2.3(a).

1.26 “Records” means any documentation relating to the Acquired Assets, including, but not limited to, regulatory filings and correspondence, product complaint filings, adverse event documentation, the stability reports, Master Production Records, relating to the Acquired Assets.

1.26 “Security Agreement” means the Security Agreement dated as of the Closing Date by and between the Seller, as the secured party, and the Buyer, as the debtor.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

1.27 “Seller Disclosure Schedule” has the meaning set forth in the preamble to Article 3 of this Agreement.

1.28 “Territory” means the United States.

1.29 “Transition Period” has the meaning set forth in Section 5.3(a).

1.30 “United States” means the United States of America, its territories and possessions, the Commonwealth of Puerto Rico and the District of Columbia.

ARTICLE 2:

PURCHASE AND SALE; CLOSING

2.1  CONVEYANCE OF ACQUIRED ASSETS. On the Closing Date, subject to the terms and conditions set forth in this Agreement, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances of any kind, all of Seller’s right, title and interest in and to the Acquired Assets. Seller shall execute and deliver such documents of conveyance and take any other action as may be necessary to transfer the Acquired Assets to Buyer as set forth in the preceding sentence.

2.2  EXCLUDED ASSETS. Notwithstanding anything contained in this Agreement to the contrary, the following assets, properties and rights of Seller relating to the Product (collectively, the “Excluded Assets”) shall be excluded from and shall not constitute any part of the Acquired Assets:

(i)

all cash and cash equivalents of the Seller or its Affiliates;

(ii)

accounts receivable, notes receivable and other indebtedness due and owed by any third party to the Seller and its Affiliates arising or held in connection with the Product on the Closing Date;

(iii)

any of Seller’s customer contracts relating to the Product;

(iv)

the Inventory;

(v)

the Pending Purchase Orders and the Manufacturing Agreement;

(vi)

any trade dress (including Seller’s trademarks) used in connection with the Product;

(vii)

any Governmental Authorizations held by Seller relating to its business (other than the ANDA or other Government Authorizations solely related to the Acquired Assets).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

(viii)

all past, present, and future claims, causes of action and, choses in action, rights of recovery, rights of settlement or rights of any kind of Seller and its Affiliates (A) accruing prior to the Closing Date, and (B) against any third party relating to any Excluded Liability or to any liability for which Seller is responsible under this Agreement;

(ix)

all rights to tax refunds, credits or similar benefits relating to the Acquired Assets attributable to periods, or portions of periods, ending before the Closing Date;

(x)

all current and prior insurance policies of Seller related to the Acquired Assets and all rights of any nature with respect thereto, including all insurance recoveries thereunder and rights to assert claims with respect to any such insurance policies; and

(xi)

The minute books, corporate records, tax records and tax-related documents of Seller and the books and records of Seller relating to the Excluded Assets or the Excluded Liabilities.

2.3  PURCHASE PRICE.

(a)  In full consideration for transfer of the Acquired Assets, upon the terms and subject to the conditions set forth in this Agreement, Buyer shall pay in cash the following amounts (the “Purchase Price”) for the Acquired Assets as follows:

(i)

Closing Payment. At the Closing, Buyer shall pay to Seller an upfront payment in cash in the amount of $1,400,000 (the “Closing Payment”) for the Acquired Assets; and

(ii)

Milestone Payment. Buyer shall pay to Seller a milestone payment of $400,000 (the “Milestone Payment”) in cash on or before the date that is 30 days after the last to occur of the following events:

(A)

The delivery by DPT of the Products covered by the Pending Purchase Orders; and

(B)

The earlier of (I) submission of a filing with the FDA (i.e., a CBE-30 or other filing) by Buyer relating to the transfer of the Product, and (II) June 1, 2013, provided that Seller has reasonably responded to requests by Buyer prior to such date for information required for the filing referenced in clause (I).

The Milestone Payment shall be secured by a perfected, first-priority security interest in the Acquired Assets pursuant to the terms of the Security Agreement.

(b)  In furtherance of the distribution arrangements set forth in Section 5.3 of this Agreement, Seller shall be entitled to withhold and retain an amount equal to the Closing Date Inventory Amount from the Net Distributable Profits arising from sales of the Products during the Transition Period, in accordance with Section 5.3(d). With respect to the determination of the Closing Date Inventory Amount, Buyer shall be permitted to complete its own physical inventory of the items included in the Inventory List.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

(c)  The Closing Payment shall be made in United States dollars by bank wire transfer in immediately available funds to an account designated in writing by Seller.

2.4  ASSUMPTION OF LIABILITIES; CLOSING DATE BALANCE SHEET AND PRIOR SALE ACCRUAL RESERVES.

(a)

Buyer will assume at the Closing and subsequently, in due course, pay, honor and discharge all liabilities and responsibilities relating to the Acquired Assets arising after the Closing (except as set forth in Section 6.2(a)), including, but not limited to (i) all regulatory responsibilities and obligations related to the ANDA arising after the Closing, and (ii) all responsibilities under the Applicable Laws relating to the use, manufacture, promotion, sale, and distribution of the Product arising after the Closing (collectively, the “Assumed Liabilities”). Except as set forth in the preceding sentence, Buyer shall not assume, and Seller shall retain and be responsible for, any and all liabilities and obligations of Seller of any kind whatsoever, including, but not limited to, any liability relating to the Acquired Assets arising on or before the Closing or in connection therewith (the “Excluded Liabilities”). Without limiting the generality of the foregoing, Buyer shall not assume liabilities for federal, state, local or foreign income or other taxes of, or due or to become due from, Seller with respect to any period ending on or before the Closing Date or events that occurred on or before the Closing Date or arising out of, or resulting from the sale of the Acquired Assets hereunder to Buyer on or before the Closing Date. Notwithstanding the foregoing, Buyer shall be responsible for the payment of all transfer, sales and use and documentary taxes relating to the sale and transfer of the Acquired Assets hereunder.

(b)

Within ten (10) days after the Closing, Seller shall provide to Buyer an estimated Closing Date balance sheet relating to the Product (the “Closing Date Balance Sheet”) that reflects the estimated accruals reserves established by Seller for sales of Products by Seller prior to the Closing Date relating to rebates, adjustments and allowances (including floorstock/shelf stock adjustments but excluding rejections, recalls and returns) and Medicaid and other federal or state rebates, chargebacks and similar items (the “Prior Sale Accrual Reserves”). Within sixty (60) days after the Closing Date, Seller shall provide to Buyer a final Closing Date Balance Sheet, including the final Prior Sale Accrual Reserves. The Closing Date Balance Sheet and Prior Sale Accrual Reserves shall be used to establish the responsibility of each of Buyer and Seller relating to the Product liabilities (i.e., rebates and chargebacks and returns). The Prior Sale Accrual Reserves shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller. All liabilities relating to sales of the Product after the Closing Date (other than liabilities arising from any breach by Seller of a representation, warranty or covenant in this Agreement, including Section 5.3), shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Buyer and, during the Transition Period, subject to Section 5.3.

2.5  ALLOCATION. The Purchase Price shall be allocated in accordance with Schedule 2.5. After the Closing, the parties shall make consistent use of the allocation for all tax purposes and in all filings, declarations and reports with the Internal Revenue Service in respect thereof, including the reports required to be filed under Section 1060 of the Internal Revenue Code.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

2.6  THE CLOSING. The closing of the sale and purchase of the Acquired Assets and the consummation of the transactions contemplated hereby (the “Closing”) shall take place at the corporate offices of Seller on February 1, 2013 or at such other time, date or place as the parties may mutually agree upon in writing (the “Closing Date”). At the Closing, the parties to this Agreement will exchange funds, certificates and other documents specified in this Agreement. For purposes of this Agreement the Closing will be treated as if it occurred at 12:01 a.m. EST on the Closing Date.

2.7  CLOSING TRANSACTIONS AND DELIVERIES. At the Closing, and as a condition thereof (provided any condition for the benefit of either party hereto may be waived by such party):

(i)  Seller shall cause to be delivered to Buyer the Acquired Assets and all documents necessary to transfer, assign, convey and deliver good and marketable title to the Acquired Assets free and clear of any encumbrances of any kind;

(ii)  Buyer will deliver such instruments of assumption and other certificates, instruments or documents, in form and substance reasonably acceptable to Seller, as may be necessary to effect Buyer’s assumption under Applicable Laws of the Assumed Liabilities;

(iii)  Buyer shall deliver the Closing Payment in cash to Seller;

(iv)  The parties shall execute and deliver a closing statement that acknowledges payment and receipt of the Closing Payment; and

(v)  Each of Seller and Buyer shall execute and deliver to each other a signed counterpart of the Security Agreement.

ARTICLE 3:

REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to such exceptions as are specifically disclosed in a disclosure schedule (referencing the appropriate Sections hereof) attached hereto (the “Seller Disclosure Schedule”), Seller represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

3.1  ORGANIZATION. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Ohio and has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

3.2

AUTHORITY. Seller has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereunder, and the execution, delivery and performance of this Agreement and the transactions contemplated hereby by Seller have been duly and validly authorized by proper corporate action, and no other proceedings on the part of Seller are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to general principles of equity and except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to creditors’ rights.

3.3  NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with the articles of incorporation or by-laws of Seller; (ii) violate any order, writ, injunction or decree applicable to Seller; (iii) violate any provisions of laws, rules or regulations to which Seller is subject; (iv) violate, conflict with or result in any breach of or default under any mortgage, indenture, contract, agreement, license, permit, instrument or trust to which Seller is a party or by which its properties are bound; or (v) result in the creation or imposition of any Encumbrance of any kind whatsoever upon, or give to any person other than Buyer any interest or right in the Acquired Assets or give any right of acceleration, termination or cancellation in or with respect to, any of the ANDA or the rights of Buyer to be the sponsor thereof.

3.4  CONSENTS AND APPROVALS; COMPLIANCE. Seller has obtained all necessary consents, approvals, orders or authorizations of, and has performed all necessary registrations, declarations or filings with any Governmental Authority or any other third party required by or with respect to Seller in connection with the execution, delivery and performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby. Seller is conducting, and has conducted, its business and operations as it relates directly or indirectly to the Acquired Assets in compliance in all material respects with all Applicable Laws and is not in violation or default in any material respect under any Applicable Law or Governmental Authorization as it relates directly or indirectly to the Acquired Assets, including without limitation laws, rules and regulations administered or issued by the FDA and any environmental laws, rules and regulations. Each Governmental Authorization listed or required to be listed on Schedule 1.12 is valid and in full force and effect and all such Governmental Authorizations collectively constitute all of the Governmental Authorizations necessary to permit Seller to lawfully conduct and operate its business in the manner in which it currently conducts and operates such business related to the Acquired Assets other than authorizations and agreements with Governmental Authorities relating to rebates, discounts and similar programs (such as Centers for Medicare & Medicaid Services programs (Medicaid Drug Rebate Agreement, Medicare Coverage Gap Discount Program Data Agreement and Medicare Coverage Gap Discount Program Agreement), and Section 340B of the Public Health Service Act (Pharmaceutical Pricing Agreement)), and permits and licenses required by state Governmental Authorities relating to the distribution or sale of the Products into such state). Seller is not subject to any order or consent decree of any court or administrative body that relates in any way, directly or indirectly, to the Acquired Assets.  To the Knowledge of Seller, no event has

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

occurred or circumstances exists that (with or without notice or lapse of time) is reasonably likely to constitute or result in a violation by Seller, or a failure on the part of Seller to comply with any Applicable Law or may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

3.5  PURCHASED ASSETS. Seller has full right, title and interest to, and at the Closing will sell, convey, assign, transfer and deliver to Buyer good title to all Acquired Assets, free and clear of any Encumbrance of any kind. There are no material problems or defects in any of the Acquired Assets which would directly or indirectly adversely affect such Acquired Assets or Buyer’s ability to sell Product after the Closing or, as a direct or indirect result of such defects, would render the Product unmarketable for the purposes for which they were intended. All material adverse experiences associated with the Seller labeled Product and known to Seller are included in the ANDA or the Records. To the Seller’s Knowledge, there is no infringement by any third party of its title to the Acquired Assets.

3.6  LEGAL PROCEEDINGS. There are no adverse third party actions or claims pending or, to the Knowledge of Seller, threatened against Seller in any court or by or before any Governmental Authority with respect to the Acquired Assets. There are no other actions, suits, proceedings, claims or investigations pending, or to the Knowledge of Seller, threatened, against Seller, nor has Seller received notice of any of the foregoing with respect to the transactions contemplated hereby or materially affecting the value of the Acquired Assets or which, if adversely determined, would prevent Seller from consummating the transactions contemplated hereby. To the Knowledge of Seller, (i) no event has occurred or circumstances exist that is reasonably likely to give rise to or serve as basis for the commencement of any legal proceedings, (ii) there has not been and, there are currently no existing circumstances or conditions with respect to the Product that could reasonably be expected to result in product liability claims against Seller, and (iii) there is no legal impediment that could preclude Buyer from marketing and selling the Acquired Assets in the Territory after the Closing, subject to any filing with and/or approval from the FDA, authorizations and agreements with Governmental Authorities relating to rebates, discounts and similar programs (such as Centers for Medicare & Medicaid Services programs (Medicaid Drug Rebate Agreement, Medicare Coverage Gap Discount Program Data Agreement and Medicare Coverage Gap Discount Program Agreement), and Section 340B of the Public Health Service Act (Pharmaceutical Pricing Agreement)), and permits and licenses required by state Governmental Authorities relating to the distribution or sale of the Products into such state).

3.7  INVENTORY. As of the Closing Date (i) all the Inventory is in good and merchantable condition; (ii) all of the Inventory was prepared in compliance with current good manufacturing practice regulations for pharmaceuticals, and (iii) all finished Inventory which has been released meets all applicable specifications and legal requirements and may be lawfully sold in the Territory. The expiration date on all such Inventory is as set forth on the Inventory List.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

3.8  TAXES. Seller has duly paid all taxes and other governmental charges, if any, due and payable upon the Acquired Assets and any income or sales tax, if any, relating to the Acquired Assets prior to the Closing Date. Neither the Internal Revenue Service nor any other taxing authority has in the past asserted or is now asserting or, to the Knowledge of Seller, is threatening to assert against Seller, any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith with respect to the Acquired Assets. Seller has not taken or failed to take any action which reasonably could be expected to create any tax lien on the Acquired Assets.

3.9  RECORDS. From and after the Closing, Seller will make available and deliver to Buyer true and complete copies of all Records in accordance with Sections 5.1, 5.2 and 5.3 and as otherwise requested by Buyer. The Records include all documents (other than marketing projections and routine correspondence between Seller’s personnel regarding the Product) which are directly or indirectly material to the Acquired Assets.

3.10  AGREEMENTS; PENDING PURCHASE ORDERS. Except for the Pending Purchase Orders and the Manufacturing Agreement (to the extent applicable to such Pending Purchase Orders), there are no outstanding contracts, leases, instruments, obligations, commitments, understandings and agreements, whether written or oral, to which Seller is a party and to which the Acquired Assets will be subject subsequent to the Closing. Each Pending Purchase Order is in full force and effect and is valid and enforceable in accordance with its terms. To Seller’s Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a breach of, or give DPT the right to declare a default or exercise any remedy under, or to cancel, terminate or modify, any Pending Purchase Order. Seller has not given to or received from DPT, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, the Manufacturing Agreement or any Pending Purchase Order.

3.11  FDA MATTERS. The Product now being commercially distributed by Seller in the Territory meets the applicable legal requirements of the applicable jurisdiction and all requisite governmental approvals have been duly obtained and are in full force and effect. There is no action or proceeding by the FDA or any other Governmental Authority, including, but not limited to, recall procedures, pending or, to the Knowledge of Seller, threatened against Seller relating to safety or efficacy of any of the Acquired Assets.

3.12  DISCLOSURE. No representation or warranty or other written statement made by Seller in this Agreement contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

3.13  NO OTHER REPRESENTATIONS AND WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SELLER MAKES NO REPRESENATIONS AND EXTENDS NO WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING WITH RESPECT TO THE FUTURE PROFITABILITY OF THE PRODUCT.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

ARTICLE 4:

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

4.1  CORPORATE ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer has the requisite power and authority to own, operate and lease its properties and carry on its business as now being conducted.

4.2  AUTHORITY. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and no other corporate proceeding is necessary for the execution and delivery of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting the enforcement of creditor’s rights and general principles of equity.

4.3  NO CONFLICT. The execution, delivery and performance of this Agreement by Buyer shall not (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Buyer; or (ii) violate any order, writ, injunction, decree, or any statute, rule or regulation applicable to Buyer or its Affiliates or any of its properties or assets.

4.4  DUE DILIGENCE. Buyer hereby acknowledges that it has conducted its own due diligence on the subject matter of this Agreement, and has not relied upon any of representations or warranties made by Seller (other than those contained in this Agreement) in entering into this Agreement.

4.5  FINANCING. Buyer has sufficient funds available to purchase the Acquired Assets and to pay all related fees and expenses for which Buyer is responsible pursuant to the terms hereof.

4.6  NO OTHER REPRESENTATIONS AND WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, BUYER MAKES NO REPRESENATIONS AND EXTENDS NO WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING WITH RESPECT TO THE FUTURE PROFITABILITY OF THE PRODUCT.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

ARTICLE 5:

COVENANTS

Seller covenants and agrees with Buyer and Buyer covenants and agrees with Seller as follows:

5.1  FURTHER ASSURANCES. From time to time after the Closing Date, without further consideration, each party, at its own expense, shall promptly execute and deliver such further agreements, certificates, instruments and documents to the other party and shall take such further actions as such other party may reasonably request in order fully consummate the transactions contemplated hereby and carry out the purposes and intent of this Agreement. Seller and Buyer shall each preserve and keep the Records held by them relating to the Product and the Acquired Assets as required by Applicable Law and shall make such Records and personnel available to the other as may be reasonably requested by such party. As promptly as practical following the Closing, Seller shall pursue and have filed a partial release under the Uniform Commercial Code to evidence the release by PNC Bank of its lien on the Acquired Assets.

5.2  REGULATORY MATTERS.

(a)

As promptly as practicable following the Closing Date but no later than the expiration of the Transition Period, Buyer shall complete the transfer of the Product, which efforts shall include, but not limited to: (i) submission of a transfer letter to the FDA and completion of the listing of the Product in the FDA Orange Book with Buyer as the holder; (ii) completing the technical transfer of the Product to Buyer’s manufacturing facility; (iii) obtaining a new NDC number for the Product; and (iv) submitting its labeling for the Product to the FDA. Buyer is solely responsible for preparing the necessary paperwork and conducting any testing required to support the site transfer. Buyer is responsible for purchasing all other materials and components necessary to manufacture the product for testing. Seller shall reasonably cooperate and assist Buyer with respect to the transfer of the Product, and Buyer shall reimburse Seller for all reasonable out-of-pocket costs (including any costs charged by DPT) associated with such assistance.

(b)

From and after the Closing, and subject to the provisions of Section 5.3 during the Transition Period, Buyer, at its cost, shall be solely responsible and liable for (i) taking all actions, paying all fees and conducting all communication with the appropriate Governmental Authority required by Applicable Laws in respect of any Governmental Authorization, including preparing and filing all reports (including adverse drug experience reports) with the appropriate Governmental Authority; (ii) taking all actions and conducting all communication with third parties in respect of the Product sold pursuant to such Governmental Authorization (whether sold before or after transfer of such Governmental Authorization), including responding to all complaints in respect thereof, including complaints related to tampering or contamination; and (iii) investigating all complaints and adverse drug experiences in respect of the Product sold pursuant to such Governmental Authorization (whether sold before or after transfer of such Governmental Authorization).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

5.3  CONTINUED DISTRIBUTION OF PRODUCT BY SELLER DURING TRANSITION PERIOD.

(a)  Distribution During Transition Period. During a transition period of up to six (6) months following the Closing or such lesser period ending on the earlier of the date (i) Buyer has completed the technical transfer of the Product, including completion of the action items set forth in Section 5.2(a), and has manufactured Product in its own label, or (ii) Buyer notifies Seller in writing that it is terminating Seller’s distribution of the Product (the “Transition Period”), Buyer hereby grants to Seller the right and license to distribute and sell the Product in the Territory, and Seller shall distribute and sell the Product in the Territory, in accordance with this Section 5.3 and the provisions set forth in Schedule 5.3 (which are incorporated by reference herein). Except as set forth herein, Buyer shall not have any right to sell in the Territory or elsewhere any Inventory bearing the Seller’s trade dress (including Seller’s trademarks). During the Transition Period, it is understood and agreed that Buyer may not sell its own labeled Econazole Nitrate Cream 1% drug product.

(b)  Distribution Efforts by Seller. During the Transition Period, Seller shall use its commercially reasonable efforts to distribute and sell in the Territory the Inventory and any Products delivered to Seller pursuant to the Pending Purchase Orders in the ordinary course of business consistent with past practices, with the same level of effort Seller uses for its own products and customers and in compliance with all Applicable Laws. Seller shall use commercially reasonable efforts to maintain its existing relationships with its customers for the Product and seek to transfer to Buyer such relationships once the technical transfer of the Product to Buyer has been completed. Notwithstanding the foregoing, Seller will not transfer any customer contracts to Buyer, and Buyer shall be solely responsible to enter into its own customer contracts relating to the Products.

(c)  Pricing. During the Transition Period, Seller shall have sole discretion over establishing the price at which it sells the Products (subject to compliance with Applicable Laws); provided, however, Seller shall not reduce a contract price with a customer for an SKU of a Product below the lower of (i) the [***], or (ii) [***] in effect as of the Closing; provided, further, that Buyer understands that contract prices as of the Closing for certain customers and certain SKUs are below the Inventory Price for the SKUs, and that, with respect to such customers and prices, the foregoing proviso shall only require consent of Buyer if Seller is proposing to modify the existing contract price for such customers and such SKUs during the Transition Period.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

(d)  Payment of Net Distributable Profits to Buyer In consideration of the right and license to sell the Products during the Transition Period, Seller shall pay to Buyer the Net Distributable Profits from the sale of such Products during the Transition Period once the aggregate amount of Net Distributable Profits during the Transition Period exceeds the Closing Date Inventory Amount, and Seller shall be entitled to retain an amount equal to the Closing Date Inventory Amount. Within 30 days after the end of each month, Buyer will deliver to Seller a report of its Net Sales and Net Distributable Profits from the sale of Products during such calendar month and the remaining Closing Date Inventory Amount and will pay to Buyer all Net Distributable Profits once the aggregate amount of Net Distributable Profits exceeds the Closing Date Inventory Amount. All payments by Seller to Buyer will be in U.S. Dollars. Schedule 5.3 contains additional provisions regarding the calculations of Net Sales and Net Distributable Profits, and reports and information relating thereto.

(e)  Payment by Buyer for Inventory Purchases by Seller. From and after the Closing, Buyer shall pay to Seller an amount equal to Seller’s out-of-pocket costs for the purchase of inventory of seller-labeled Products purchased by Seller pursuant to a Pending Purchase Order.  Promptly upon receipt of seller-labeled Products delivered pursuant to a Pending Purchase Order, Seller shall provide to Buyer an invoice for the purchase price of such delivered Products plus the associated out-of-pocket costs for cartons and inserts, and Buyer shall pay to Seller the full amount indicated on the invoice within 30 days after receipt thereof. The parties acknowledge and agree that the Products to be manufactured by DPT will require inserts and cartons and that the cost of the inserts and cartons is not included in the purchase price to be paid by Seller to DPT. As requested by DPT, Seller will ship inserts and cartons that it has on-hand to DPT for its use in manufacturing the Products that are subject to a Pending Purchase Order.  Further, if the quantity of cartons and inserts on-hand at Seller is insufficient to meet DPT’s requirements, at the request of DPT, Seller will order additional inserts from its supplier in quantities required by DPT to complete the Pending Purchase Orders and will ship those inserts and cartons to DPT as requested by DPT. For convenience, if any amount due from Buyer to Seller under this Section 5.3(e) remains unpaid after the date such payment is due, Seller shall have the right to offset such amounts from the payment of Net Distributable Profits to Buyer.

(f)  Termination of Transition Period. Upon termination or expiration of the Transition Period, (i) Seller will cease all distribution activities relating to the Products, (ii) [***], (iii) Buyer shall pay to Seller the purchase price for any Products that are the subject of a Pending Purchase Order and that have not yet been delivered, and (iv) Seller shall pay to Buyer any Net Distributable Profits through the termination or expiration of the Transition Period.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

(g)  Customer Penalties. It is expressly understood that Seller shall be solely liable for any customer penalties resulting from a delay or failure to supply by DPT of the Products that are subject to the Pending Purchase Orders. The parties understand that Buyer will need to ship its own labeled Econazole Nitrate Cream 1% drug product in the SKUs currently offered by Seller immediately after Seller ceases to distribute the Products (whether because Seller exhausts its inventory of such Products or because of the termination or expiration of the Transition Period), and that a failure to do so may result in the incurrence by Seller of customer penalties relating to a failure to supply such Products. As such, Buyer will indemnify and hold harmless Seller for all customer penalties resulting from a delay in delivery or failure of Buyer to supply its own labeled Econazole Nitrate Cream 1% drug product to Seller’s customers following the date that Seller ceases to distribute the Products (whether because Seller exhausts its inventory of such Products or because of the termination or expiration of the Transition Period), and Seller will use commercially reasonable efforts to minimize such penalties.

(h)  Recalls. From and after the Closing, Buyer, at its cost, shall be solely responsible and liable for conducting all voluntary and involuntary recalls of units of Product sold after the Closing Date, which recalls are either required pursuant to Applicable Law or required or recommended by any Governmental Authority. Seller shall be responsible for all costs related to any voluntary and involuntary recalls of units of the Product sold by Seller prior to the Closing Date.  Seller promptly shall notify Buyer in the event that a recall of product sold by Seller or its Affiliates is necessary or advisable.

(i)  Returns. Any returns of the Product sold before the Closing Date in the Territory, whether returned to Buyer or Seller, shall be for the account of Seller. Any returns of the Product sold after the Closing Date in the Territory, whether returned to Buyer or Seller, shall be for the account of Buyer, and shall be credited against the calculation of Net Sales and Net Distributable Profits.

5.4  SELLER’S COVENANT NOT TO COMPETE.

(a)  In furtherance of the transactions contemplated by this Agreement and in order to secure the interests of the parties hereto, Seller agrees that it will not, for a period of seven (7) years from the Closing Date, directly or indirectly, for itself or on behalf of or in conjunction with any other person sell an Econazole Nitrate Cream 1% product anywhere in the Territory.  Notwithstanding the foregoing, in the event that Seller is acquired by a company that prior to the time of the acquisition is in the business of selling an Econazole Nitrate Cream 1% product, the acquisition of Seller by such company (and such parent company’s subsequent continued sale of an Econazole Nitrate Cream 1% product) shall not constitute a breach of this covenant not to compete. The provisions of this Section 5.4(a) shall no longer apply to Seller in the event that Buyer defaults in its obligation to pay the Milestone Payment (if and when due) and for so long as such default is continuing.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

(b)  It is expressly understood and agreed that, if any of the agreements contained in this Section 5.4 are for any reason found to be unenforceable in an action, suit or proceeding before any federal or state court, such court (i) shall narrow the covenant not to compete or shall otherwise endeavor to reform the scope of such agreements in order to ensure that the application thereof is not unreasonably broad, oppressive or unenforceable and (ii) to the fullest extent permitted by law, shall enforce such agreements as so reformed.

(c)  All of the covenants in this Section 5.4 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Seller against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of such covenants. The covenants contained in Section 5.4 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

(d)  Seller and Buyer hereby agree that the covenants set forth in this Section 5.4 are a material and substantial part of the transactions contemplated by this Agreement.

(e)  Because of the difficulty of measuring economic losses to Buyer as a result of a breach of the restrictive covenants set forth in this Section 5.4, and because of the immediate and irreparable damage that would be caused to Buyer for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to Buyer at law or in equity, Buyer shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

ARTICLE 6:

INDEMNIFICATION

6.1  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants (except for Section 5.3 which shall survive for six years) contained in this Agreement shall survive for a period of twenty-one (21) months from the date hereof and thereafter shall be of no force or effect. Any claim for indemnification with respect thereto must be asserted by written notice to the Indemnifying Party prior to such date.

6.2  INDEMNIFICATION

(a)  INDEMNIFICATION BY SELLER. Seller covenants and agrees to indemnify, defend, protect and hold harmless Buyer and its officers, directors, employees, stockholders, assigns, successors and Affiliates (individually, a “Buyer Indemnified Party” and collectively, “Buyer Indemnified Parties”) from, against and in respect of:

(i) all Losses suffered, sustained, incurred or paid by any Buyer Indemnified Party in connection with, resulting from or arising out of or relating to, directly or indirectly:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

(A) any breach of any representation or warranty of Seller set forth in this Agreement or any certificate, document or instrument delivered by or on behalf of Seller in connection herewith;

(B) any breach of any covenant, obligation or agreement on the part of Seller in this Agreement or any certificate, document or instrument delivered by or on behalf of Seller in connection herewith;

(C) claims or causes of actions (including but not limited to for injuries or death of persons or damage to property) relating in any way to the Acquired Assets arising prior to the Closing, including but not limited to claims or causes of action relating to the manufacture, promotion, use, sale or distribution of Product;

(D) claims or causes of actions (including but not limited to for injuries or death of persons or damage to property) arising subsequent to the Closing relating to the manufacture of Product (including Inventory) prior to the Closing;

(E) any negligent or reckless actions by Seller or its employees in connection with the fulfillment of its obligations set forth in this Agreement, including with respect to the storage, sale, shipment, promotion or distribution of the Products during the Transition Period.

(F) any Excluded Liabilities.

(ii) any and all Losses arising from the foregoing or to the enforcement of this Section 6.2(a).

(b)  INDEMNIFICATION BY BUYER. Buyer covenants and agrees to indemnify, defend, protect and hold harmless Seller and its officers, directors, employees, stockholders, assigns, successors and Affiliates (individually, a “Seller Indemnified Party” and collectively, the “Seller Indemnified Parties”) from, against and in respect of:

(i)  all Losses suffered, sustained, incurred or paid by any Seller Indemnified Party in connection with, resulting from or arising out of or relating to, directly or indirectly:

(A) any breach of any representation or warranty of Buyer set forth in this Agreement or any certificate or other writing delivered by Buyer in connection herewith;

(B) any breach of any covenant, obligation or agreement on the part of Buyer set forth in this Agreement or any certificate or other writing delivered by Buyer in connection herewith;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

(C) subject to Section 6.2(a)(i)(d), Buyer’s promotion, use, sale or distribution of Product after the Closing Date;

(D) any Assumed Liability; and

(E) any personal injury (including death) caused by the use of the Products sold during or after the Transition Period.

(ii) any and all Losses arising from the foregoing or to the enforcement of this Section 6.2(b).

(c)  All Claims for indemnification under this Section 6.2 shall be asserted and resolved as follows:

(i)  Any party that may be entitled to indemnification under this Agreement, (an “Indemnified Party”) shall send a Claim Notice (as defined below) to the party obligated to indemnify it (an “Indemnifying Party”) with reasonable promptness upon becoming aware of any claim or other facts upon which a claim for indemnification might be based.  If the Indemnifying Party does not notify the Indemnified Party within 30 days from the date of receipt of such Claim Notice that the Indemnifying Party disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case the Indemnifying Party shall object in writing to any claim made in accordance with this Section 6.2(c), the Indemnified Party shall have fifteen (15) days to respond in a written statement to the objection of the Indemnifying Party. If after such fifteen (15) day period there remains a dispute as to any claims, the parties shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If no such agreement can be reached by Seller or Buyer, then either party may, by written notice to the other, demand arbitration of the matter in accordance with the arbitration provision set forth in Section 7.10.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

(ii)  In the event that any claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim, including a copy of the claim made if the claim was made in writing, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim) (the “Claim Notice”). The Indemnifying Party shall have 30 days from the receipt of the Claim Notice (the “Notice Period”) to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the Indemnifying Party’s liability to the Indemnified Party hereunder with respect to such claim and (ii) if the Indemnifying Party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such claim, provided that the Indemnifying Party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnifying Party shall deem necessary or appropriate to protect the Indemnifying Party’s interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party’s obligation to indemnify hereunder and desires to defend the Indemnified Party against such claim and except as hereinafter provided, the Indemnifying Party shall have the right to defend by appropriate proceedings, which proceedings shall be diligently settled or prosecuted by the Indemnifying Party to a final conclusion; provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at the Indemnified Party’s sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such claim, whether by failure of the Indemnifying Party to give the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against the Indemnifying Party, may settle or defend against any such claim in the Indemnified Party’s sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

(iii)  Nothing herein shall be deemed to prevent an Indemnified Party from making a claim, and an Indemnified Party may make a claim hereunder, for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and an Indemnified Party has reasonable grounds to believe that such a claim or demand may be made.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

(iv)  The Indemnified Party’s failure to give reasonably prompt notice to the Indemnifying Party of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

6.3  INDEMNIFICATION FOR BROKERAGE CLAIMS. Seller and Buyer each represents that no broker, finder or investment banker has been used in connection with the transactions contemplated by this Agreement and Seller and Buyer shall mutually indemnify the other against any claim for a brokerage fee or commission arising from each other’s conduct or alleged conduct.

6.4  LIMITATIONS.

(a)

Except as set forth in paragraph (c), in no event shall Seller be liable for any Losses pursuant to Section 6.2(a) unless and until the aggregate amount of all such Losses exceeds $25,000, in which case the Seller shall be liable for all such Losses (from the “first dollar” and not only in excess of $25,000), subject to paragraph (c). Notwithstanding Section 6.2(a), except as set forth in paragraph (c), Seller will not be required to indemnify Buyer for Losses pursuant to Section 6.2(a) that exceed a maximum aggregate liability equal to the amount of the Purchase Price.

(b)

Except as set forth in paragraph (c), in no event shall Buyer be liable for any Losses pursuant to Section 6.2(b) unless and until the aggregate amount of all such Losses exceeds $25,000, in which case the Seller shall be liable for all such Losses (from the “first dollar” and not only in excess of $25,000), subject to paragraph (c). Notwithstanding Section 6.2(b), except as set forth in paragraph (c), Buyer will not be required to indemnify Seller for Losses pursuant to Section 6.2(b) that exceed a maximum aggregate liability equal to the amount of the Purchase Price.

(c)

The limitations contained in paragraphs (a) shall not apply to (i) product liability claims arising specifically out of use of units of Product sold by Seller prior to the Closing Date, or (ii) the Excluded Liabilities. The limitations contained in paragraph (b) shall not apply to (i) the payment of the Milestone Payment if and when due, (ii) the obligations of Buyer for any payments to Seller pursuant to Sections 5.2 and 5.3, (iii) the Assumed Liabilities or (iv) Section 6.2(b)(i)(E).

(d)

The amount of any Losses under Section 6.2(a) or Section 6.2(b), as the case may be, shall be reduced by the net amount of any insurance proceeds paid to the Indemnified Party relating to such claim, after upward adjustment for any insurance proceeds repayment obligations owed as a result of receipt of such indemnification.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

(e)

THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES HERETO SHALL NOT EXTEND TO SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING BUSINESS INTERRUPTION OR LOST PROFITS, OR PUNITIVE DAMAGES; PROVIDED, HOWEVER, THIS EXCLUSION IS NOT INTENDED TO, NOR SHALL, EXCLUDE ACTUAL OR COMPENSATORY DAMAGES OF THE AFFECTED PARTY NOR APPLY TO THIRD PARTY CLAIMS

ARTICLE 7:

GENERAL PROVISIONS

7.1  PUBLIC STATEMENTS.  Except as may be required to comply with the requirements of applicable law, no press release or similar public announcement or communication will be made or caused to be made by the parties concerning the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, unless specifically approved in advance by the other party hereto, and except as required by state and federal securities or national exchanges rules and regulations.

7.2  NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by reputable overnight courier or certified mail (return receipt requested) or sent by telecopier to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

(a)   if to Seller:

Prasco, LLC

6125 Commerce Court

Mason, OH 45040

Attn:

Chairman

Fax:

513-204-1120

with a copy to:

Prasco, LLC

6125 Commerce Court

Mason, OH 45040

Attn:

Legal Department

Fax:

513-204-1120

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

(b)

If to Buyer:

IGI Laboratories, Inc.

105 Lincoln Avenue

Buena, New Jersey 08310

Attn:

Jason Grenfell Gardner

Fax:

(856) 697-2259

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Chrysler Center

666 Third Avenue

New York, NY 10017

Attn:

Joel I. Papernik, Esq.

Fax:

(212) 983-3115

Notice so given shall (in the case of notice so given by mail) be deemed to be given and received on the third calendar day after mailing or the next business day if sent by a reputable overnight courier and, in the case of notice so given by telecopier or personal delivery, on the date of actual transmission or personal delivery (as the case may be).

7.4  WAIVER.  Any waiver must be explicitly in writing. A failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit, or waive a party’s rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

7.5  PARTIES IN INTEREST. This Agreement shall not run to the benefit of or be enforceable by any person other than a party to this Agreement and, subject to Section 7.8, its successors and assigns provided, however, the persons entitled to indemnification under Article 6 shall be beneficiaries of such provisions.

7.6  ENTIRE AGREEMENT; GOVERNING LAW. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; is not intended to confer upon any other person any rights or remedies hereunder; and shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York without giving effect to the principles of conflicts of laws thereunder.

7.7  EXPENSES. All expenses, including the fees of any attorneys, accountants or others engaged by a party, incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by the party incurring such expenses whether or not the transactions contemplated by this Agreement are consummated.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

7.8  ASSIGNABILITY AND AMENDMENTS. This Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that, subsequent to the Closing Date, either party may assign this Agreement to any of its Affiliates, provided, that such Affiliates agree to be bound by the provisions of this Agreement. No such assignment will relieve the assigning party of any of its liabilities hereunder. This Agreement cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties.

7.9  CONFIDENTIALITY. Each party hereby agrees that after the Closing Date, such party and its Affiliates shall hold in confidence and not disclose to any third Person or use for its own benefit any confidential or proprietary information of the other party or its Affiliates that is disclosed to or discovered by such party or its Affiliates in connection with the transactions contemplated hereby, and the terms and conditions set forth in this Agreement, in either case, in accordance with the terms of the Mutual Confidentiality Agreement dated as of April 13, 2012 entered into between Buyer and Seller, which shall be deemed to apply as if such information were “Confidential Information” as defined therein.

7.10  ARBITRATION. All disputes or controversies (whether of law or fact) of any nature whatsoever arising from or relating to this Agreement and the transactions contemplated hereby shall be decided by the American Arbitration Association in accordance with the rules and regulations of that association. The arbitrators shall be selected as follows: Buyer and Seller shall, within 30 days of the date of demand by either party for arbitration, each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator within 30 days after their appointment as party arbitrators. Each party reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization. In the event objection is made, the American Arbitration Association (the “Association”) shall resolve any dispute regarding the propriety of an individual arbitrator acting in that capacity. The parties shall each bear the expenses of the arbitrator chosen by it, and shall bear one-half the expenses of the independent arbitrator. Hearings in the proceeding shall commence within 120 days of the selection of the neutral arbitrator. Unless otherwise mutually agreed to by the parties, arbitration shall take place in Hamilton County, Ohio, with respect to any claim, dispute or controversy initially asserted by Buyer against Seller, and in Atlantic County, New Jersey, with respect to any claim, dispute or controversy initially asserted by Seller against Buyer. At the request of either party, arbitration proceedings will be conducted confidentially; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in confidence under seal, available for the inspection only by the Association, Buyer and Seller and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in confidence. The arbitrators, who shall act by majority vote, shall be able to decree any and all relief of an equitable and legal nature, including but not limited to such relief as a temporary restraining order, a temporary and/or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The decree or award rendered by the arbitrators may be entered as a final and binding judgment in any court having jurisdiction thereof. Reasonable notice of the time and place of arbitration shall be given to all

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

persons, other than the parties, as shall be required by law, in which case such persons or those authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require. The resolution of conflicts procedures set forth in this Section 7.10 are the parties’ sole and exclusive methods for resolving disputes arising out of this Agreement.  Except as expressly set forth above, the parties agree to waive all rights to commence any action in law or equity arising out of this Agreement.

7.11  SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable under applicable law (a) the remainder of the provisions set forth therein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, (b) the parties thereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision, and (c) the validity, legality and enforceability of all the provisions of this Agreement in any other jurisdiction shall not be affected.

7.12  COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof shall bear the signatures of all parties indicated as signatories hereto.

[Signature Page Follows]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PRASCO, LLC

By: /s/ E. Thomas Arington

Name:

E. Thomas Arington

Title:

Chairman

IGI LABORATORIES, INC.

By: /s/ J. Grenfell-Gardner

Name:

/s/ J. Grenfell-Gardner

Title:

President & CEO

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

Schedule 1.7

Calculation of Closing Date Inventory Amount

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

Schedule 1.12

Governmental Authorizations

1.  Abbreviated New Drug Application No. 76-574 filed with the FDA for Econazole Nitrate Cream 1%.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

Schedule 1.13

Inventory List

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

Schedule 1.22

Pending Purchase Orders

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

Schedule 2.5

Allocation of Purchase Price

The parties shall work in good faith to agree upon an allocation of the Purchase Price within thirty (30) days after the Closing Date.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

Schedule 3.5

Encumbrance

None.  Seller has obtained a lien waiver from PNC Bank, National Association, releasing its lien in any of the Acquired Assets, a copy of which is attached hereto.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

Schedule 5.3

Provisions Relating to Distribution of Products by Seller During Transition Period

[***]

Schedule 5.3 pg. 1 of 6

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

[***]

Schedule 5.3 pg. 2 of 6

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

[***]

Schedule 5.3 pg. 3 of 6

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

[***]

Schedule 5.3 pg. 4 of 6

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

[***]

Schedule 5.3 pg. 5 of 6

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

[***]

Schedule 5.3 pg. 6 of 6

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.